                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


NAME                       STATE OF INCORPORATION              TAX IDENTIFICATION NO.
----                       ----------------------              ----------------------
Fabrication Center, Inc.   Georgia                             EIN 58-1523947